POWER OF ATTORNEY
For Executing Forms 3, 4, and 5

  Know all men by these presents, that the undersigned hereby appoints each of
Dominic J. Andreano and C. Marc Richards, with full power of substitution, the true and lawful attorneys-in-fact to:

(1) submit and/or execute for and on behalf of the undersigned, a Uniform
Application for Access Codes to File on EDGAR on United States Securities and
Exchange Commission ("SEC") Form ID, including any amendments thereto, and/or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC, including a request to update passphrase;

(2) execute for and on behalf of the undersigned SEC Forms 3, 4 and 5 relating to the undersigned's interest in securities of MEDNAX, Inc. (the "Company"), in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the SEC and any other appropriate authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his discretion.

  The undersigned hereby grants to the above attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the above attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d) or 16 of the Securities Exchange Act of 1934' as
amended.

  The authority of Dominic J. Andreano and C. Marc Richards under this Power of
Attorney shall continue until the undersigned is no longer required to file
Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of the Company, unless earlier revoked in writing.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September 2020.

                       /s/ Roger Mack Hinson, M.D.
                       Roger Mack Hinson, M.D.